Execution Copy

NOTE PURCHASE AND SECURITY AGREEMENT

by and among

SOUTHPEAK INTERACTIVE CORPORATION

and

THE PURCHASERS IDENTIFIED HEREIN

April 29,  2010

Execution Copy

TABLE OF CONTENTS

Article I DEFINITIONS AND INTERPRETATION		1
1.1	Definitions	1
1.2	Other Defined Terms	4
Article II PURCHASE AND SALE OF THE NOTES		4
2.1	Authorization of Issuance of the Notes	4
2.2	Purchase and Sale of Initial Closing Notes	5
2.3	Purchase and Sale of Additional Notes	5
2.4	Use of Proceeds	5
2.5	Initial Closing	5
2.6	Subsequent Closings	6
Article III TERM OF THE NOTES, SECURITY FOR THE NOTES, SUBORDINATION, PRIORITY		6
3.1	General	6
3.2	Security	6
3.3	Subordination	6
Article IV REPRESENTATIONS AND WARRANTIES OF THE BORROWER and the Subsidiaries		6
4.1	Organization and Qualification	7
4.2	Capitalization	7
4.3	Authority Relative to this Agreement	7
4.4	No Conflict; Required Filings and Consents	7
4.5	Reporting Company Status	8
4.6	Exchange Act Filings; Financial Statements	8
4.7	Offering Exemption	9
4.8	Brokers or Finders	9
Article V REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS		9
5.1	Organization and Qualification	9
5.2	Authorization	9
5.3	Purchase Entirely for Own Account	9
5.4	Disclosure of Information	9
5.5	Investment Experience	9
5.6	Accredited Investor	10
5.7	Restricted Securities; Legends	10
5.8	No General Solicitation	10
5.9	Prohibited Transactions	10
5.10	Brokers or Finders	10
Article VI CONDITIONS OF THE PARTIES		11
6.1	Conditions of Purchasers’ Obligations at any Closing	11
6.2	Conditions of Initial Purchasers’ Obligations at the Initial Closing	11
6.3	Conditions of Additional Purchasers’ Obligations at any Subsequent Closing	12
6.4	Conditions of Borrower’s and the Subsidiaries’ Obligations at any Closing	12
Article VII EVENTS OF DEFAULT AND REMEDIES		12
7.1	Events of Default	12
7.2	Exercise of Remedies	14

7.3	Waiver of Defaults	14
Article VIII SURVIVAL AND INDEMNIFICATION		14
8.1	Survival	14
8.2	Indemnification	14
8.3	Conduct of Indemnification Proceedings	15
Article IX GENERAL PROVISIONS		15
9.1	Guaranty	15
9.2	Security	15
9.3	Notices	17
9.4	Counterparts	17
9.5	Entire Agreement; Nonassignability; Parties in Interest	17
9.6	Successors and Assigns	17
9.7	Severability	17
9.8	Other Remedies	18
9.9	Amendments and Waivers	18
9.10	Delays or Omissions	18
9.11	Exchanges; Lost, Stolen or Mutilated Notes	18
9.12	Governing Law	18
9.13	Rules of Construction	19
9.14	Pro Rata	19
9.15	More Favorable Terms	19
9.16	Appointment of Attorney-in-Fact..	19

EXHIBITS

Exhibit A	-	Form of Note

Schedule I	-	Initial Purchasers

Schedule II	-	Additional Purchasers

Schedule III		Collateral

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Execution Copy

NOTE PURCHASE AND SECURITY AGREEMENT

This Note Purchase and Security Agreement (this “Agreement”) is made on the 29th day of April, 2010, by and among SouthPeak Interactive Corporation, a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower as guarantors, and the purchasers listed on Schedule I hereto, each of which is herein referred to as an “Initial Purchaser” and the purchasers listed from time to time on Schedule II hereto, each of which is herein referred to as an “Additional Purchaser”, and collectively, as the “Purchasers”.

Whereas, subject to the terms and conditions set forth herein, the Borrower desires to issue and sell to the Initial Purchasers on the Initial Closing Date junior secured subordinated convertible promissory notes in the aggregate principal amount of not greater than $5,000,000 maturing on the Maturity Date (each, an “Initial Closing Note” and, collectively, the “Initial Closing Notes”), and the Initial Purchasers shall purchase the Initial Closing Notes from the Borrower on the terms and conditions set forth herein;

Whereas, subject to the terms and conditions set forth herein, the Borrower desires to issue and sell to the Additional Purchasers on any Subsequent Closing Date junior secured subordinated convertible promissory notes (each, an “Additional Note” and, collectively, the “Additional Notes” and, together with the Initial Closing Notes, the “Notes”), in an aggregate principal amount which together with the aggregate principal amount of the Initial Closing Notes does not exceed $5,000,000 maturing on the Maturity Date, and such Additional Purchasers shall purchase such Additional Notes from the Borrower on the terms and conditions set forth herein; and

Whereas, the boards of directors or other applicable governing bodies of the Borrower and the Subsidiaries have approved the execution and delivery of this Agreement, all ancillary agreements related hereto, and the transactions contemplated hereby.

Now, Therefore, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1           Definitions.  For purposes of this Agreement, the following terms have the respective meanings set forth below:

“Affiliate(s)” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Closing” means each of the Initial Closing and any Subsequent Closing.

“Closing Date” means each of the Initial Closing Date and any Subsequent Closing Date.

“Common Stock” means the common stock, par value $.0001 per share, of the Borrower.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Indemnified Party” means a Purchaser Indemnified Party or a Borrower Indemnified Party.

“knowledge” means actual knowledge or awareness as to a specified fact or event of a Person that is an individual or of an officer, director or managerial personnel of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation.

“Law” means any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to the Borrower.

“Lien(s)” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Loan Documents” means the Notes and all agreements related hereto and thereto.

“Losses” means claims, losses (excluding losses of earnings), liabilities, obligations, payments, damages (actual and direct), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees, expenses and disbursements of counsel, consultants and other experts); provided that Losses shall not include punitive or consequential damages.

“Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets, revenues, financial condition, results of operations or business prospects of an entity and its subsidiaries, taken as a whole, except to the extent resulting from: (i) changes in general industry or economic conditions, (ii) adverse effects arising from the announcement or consummation of the transactions contemplated hereby, or (iii) changes to generally accepted accounting principles that apply generally to the industry in which the entity operates.

“Maturity Date” means, with respect to any Note, December 27, 2010.

“Note Indebtedness” means without duplication principal, interest, fees, expenses and other charges or other indebtedness related to the Notes and indemnification obligations with respect to the Notes, whether direct or indirect, absolute or contingent, of the Borrower to any of the Purchasers in any manner and at any time, whether evidenced by the Notes or arising under this Agreement, due or hereafter to become due, now owing or that may be hereafter incurred by the Borrower to, any of the Purchasers and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by Law, and any and all consolidation, amendments, renewals, replacements, substitutions or extensions of any of the foregoing.

“Permitted Liens” means the following: (i) mechanics’, materialmen’s or similar inchoate Liens arising or incurred in the ordinary course of business relating to liabilities not yet due and payable; (ii) Liens for current taxes not yet delinquent, or the validity of which is being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing foreclosure or enforcement of such Liens and where adequate reserves are established and maintained in accordance with generally accepted accounting principles; (iii) Liens or pledges in connection with workmen’s compensation, unemployment insurance or other social security obligations; (iv) deposits to secure the performance of contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of alike nature incurred in the ordinary course of business, (v) Liens in favor of the Senior Lender or otherwise permitted by the Senior Credit Facility, and (vi) the Liens evidenced by UCC-1 filings in favor of  any seller or lessor of equipment, provided such Lien is limited to the equipment obtained from such seller or lessor.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Facility” means, at any time, the credit facility evidencing Senior Indebtedness.

“Senior Indebtedness” means indebtedness under the Senior Credit Agreement and/or indebtedness under any future credit facility that is senior to, pari passu with, or a refinancing of, the indebtedness outstanding under the Senior Credit Agreement.

“Senior Lender” means each holder of Senior Indebtedness.

“Subsidiaries” means the Subsidiaries of SouthPeak including SouthPeak Interactive, L.L.C., a Virginia limited liability company and wholly-owned subsidiary of the Borrower (“SouthPeak LLC”), SouthPeak Interactive, Limited, a United Kingdom corporation and wholly-owned subsidiary of SouthPeak LLC, Vid Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Borrower (“Vid Sub”), Gone Off Deep, LLC, a Delaware limited liability company and wholly-owned subsidiary of Vid Sub (“Gamecock LLC”), Gamecock Media Europe Limited, a United Kingdom corporation and wholly-owned subsidiary of Gamecock LLC, and IRP GmbH, a Swiss corporation and wholly-owned subsidiary of the Borrower.

1.2           Other Defined Terms.  For purposes of this Agreement, the following terms have the respective meanings set forth in the section opposite each such term:

TERM	SECTION

Additional Note(s)	Recitals
Additional Purchaser(s)	Preamble
Agreement	Preamble
Borrower	Preamble
Borrower Entity	8.1
Collateral	3.2
Event of Default	7.1
Gamecock LLC	1.1
Indemnifying Party	8.3
Initial Closing	2.5
Initial Closing Date	2.5
Initial Closing Note(s)	Recitals
Initial Purchaser(s)	Preamble
Notes	Recitals
Prohibited Transaction	5.9
Purchaser Entity	8.1
Purchasers	Preamble
SEC Reports	4.6
Senior Credit Agreement	3.3
SouthPeak LLC	1.1
SouthPeak UK	3.3
Subsequent Closing(s)	2.6
Subsequent Closing Date	2.6
SunTrust	3.3
Trading Affiliates	5.9
Vid Sub	1.1

ARTICLE II
PURCHASE AND SALE OF THE NOTES

2.1           Authorization of Issuance of the Notes.

(a)           Subject to the terms and conditions of this Agreement, on or prior to the Initial Closing Date, the Borrower shall have authorized the issuance and sale to the Initial Purchasers of the Initial Closing Notes, in the form attached hereto as Exhibit A.

(b)           Subject to the terms and conditions of this Agreement, on or prior to any Subsequent Closing Date, the Borrower shall have authorized the issuance and sale to the Additional Purchasers of all Additional Notes to be issued at any Subsequent Closing in the form attached hereto as Exhibit A.

2.2           Purchase and Sale of Initial Closing Notes.  Subject to the terms and conditions of this Agreement, each Initial Purchaser, severally and not jointly, agrees to purchase at the Initial Closing, and the Borrower agrees to issue and sell to each such Initial Purchaser at the Initial Closing an Initial Closing Note, dated as of the Initial Closing Date in the original principal amount equal to the dollar amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Note Purchase Price” on Schedule I hereto in exchange for the amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Note Purchase Price” on Schedule I hereto.

2.3           Purchase and Sale of Additional Notes.  At any time and from time to time, one or more Additional Purchasers may purchase at one or more Subsequent Closings, Additional Notes, the aggregate purchase price of which, together with the aggregate purchase price of the Initial Closing Notes, shall not exceed $5,000,000.  Schedule II attached hereto shall be amended from time to time concurrent with each Subsequent Closing to include the names of the Additional Purchasers purchasing Additional Notes at such Subsequent Closing, as well as the purchase price of the Additional Notes. The aggregate purchase price for the Notes shall not exceed $5,000,000.

2.4           Use of Proceeds.  The Borrower agrees to use the net proceeds from the sale and issuance of the Notes pursuant to this Agreement for working capital, videogame development, product manufacturing and other general corporate purposes.

2.5           Initial Closing.  The purchase and sale of the Initial Closing Notes shall take place at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, promptly upon the satisfaction or waiver of the closing conditions set forth in Sections 6.1, 6.2 and 6.4 hereto, but not later than April 30, 2010, or on such other date and at such other time as the Borrower and the Initial Purchasers, mutually agree upon (which time and place is designated as the “Initial Closing”).  The date of the Initial Closing is referred to herein as the “Initial Closing Date.”  At the Initial Closing, the Borrower shall deliver to each Initial Purchaser Initial Closing Notes, in an original principal amount equal to the dollar amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Note Purchase Price” on Schedule I hereto, against payment in the amounts set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Note Purchase Price” on Schedule I hereto, by any combination of check or wire transfer of immediately available funds to such account as the Borrower designates.

2.6           Subsequent Closings.  Upon the purchase of any Additional Notes subject to the satisfaction or waiver of the closing conditions set forth in Sections 6.1, 6.3 and 6.4, Subsequent Closings shall take place at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, on such date and at such time as the Borrower and the applicable Additional Purchasers mutually agree upon (each, a “Subsequent Closing” and collectively, the “Subsequent Closings”).  The date of each applicable Subsequent Closing is referred to herein as a “Subsequent Closing Date.”  At each Subsequent Closing, the Borrower shall deliver to each Additional Purchaser an Additional Note, dated as of such Subsequent Closing Date, in an original principal amount equal to the dollar amount set forth opposite such Additional Purchaser’s name under the heading “Additional Note Purchase Price” on Schedule II hereto, which shall be updated by the Borrower from time to time as necessary upon each Subsequent Closing, with respect to such Additional Purchaser, against payment in the amounts set forth opposite such Additional Purchaser’s name under the heading “Additional Note Purchase Price” on Schedule II hereto, by any combination of (i) check or (ii) wire transfer of immediately available funds to such account as the Borrower designates.

ARTICLE III
TERM OF THE NOTES, SECURITY FOR THE NOTES, SUBORDINATION, PRIORITY

3.1           General.  The Notes shall be issued in the aggregate principal amount of up to $5,000,000 and shall bear interest, and otherwise be in the form attached hereto as Exhibit A. Payment of all principal and accrued and unpaid interest on any Note shall be made in full no later than the Maturity Date.

3.2           Security.  The Notes shall be equally and ratably secured by all of the assets of the Borrower and the Subsidiaries pursuant to a security interest in and to all of the Borrower’s and the Subsidiaries’ assets, including but not limited to all of the assets set forth on Schedule III, whether now owned or hereafter acquired or existing (the “Collateral”).  Each Purchaser agrees that such security interest and any rights or remedies available to it under this Agreement and the other Loan Documents may be enforced only by the action of the holders of a majority of the Note Indebtedness and that no holder of any Note shall have any right individually to seek to enforce any such security interest or right or remedy under any Note or to realize upon the security granted in any Note, it being understood and agreed that such rights and remedies may be exercised by the holders of a majority of the Note Indebtedness for the benefit of all such holders upon the terms of this Agreement and the other Loan Documents.

3.3           Subordination. The indebtedness under the Notes (including the right of repayment of principal of and interest on the Notes) and the security interest of the Purchasers in the assets of the Borrower and the Subsidiaries shall be subordinated to (a) the indebtedness and security interest of SunTrust Banks, Inc. (“SunTrust”) under the Loan Agreement by and among SunTrust, the Borrower, SouthPeak LLC, and SouthPeak Interactive Limited, a United Kingdom limited company (“SouthPeak UK”), dated December 16, 2005, as amended (as may from time to time be further amended, modified, supplemented or restated or refinanced with SunTrust, the “Senior Credit Agreement”), and (b) the indebtedness of any other Senior Lender in connection with any future Senior Credit Facility.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
THE BORROWER AND THE SUBSIDIARIES

The Borrower and the Subsidiaries, jointly and severally, represent and warrant to each Purchaser as of the Initial Closing Date and in the case of any Additional Purchasers as of such Subsequent Closing Date, the following:

4.1           Organization and Qualification.  Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction or its incorporation or organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted.  Neither the Borrower nor any Subsidiary is in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational documents.

4.2           Capitalization.  The Borrower’s periodic reports on Form 10-Q and Form 10-K and current reports on Form 8-K filed with the SEC accurately reflect its capitalization as of the dates indicated in such reports.  The issued and outstanding capital stock of the Borrower (a) has been duly and validly issued; (b) is fully paid and nonassessable; and (c) was not issued in violation of any preemptive rights or rights of first refusal or first offer.

4.3           Authority Relative to this Agreement.  The Borrower and each of the Subsidiaries has full corporate or other power and authority to: (a) execute, deliver and perform this Agreement and each of the Loan Documents it is a party thereto, (b) with respect to the Borrower only, issue and sell the Notes to the Purchasers hereunder, and (c) carry out the Borrower’s or the Subsidiary’s, as applicable, obligations hereunder and thereunder and, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by the Borrower and each of the Subsidiaries of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of the Borrower and each of the Subsidiaries, and no other corporate or other proceedings on the part of the Borrower or any of the Subsidiaries are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Borrower and each of the Subsidiaries and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Borrower and each of the Subsidiaries, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.4           No Conflict; Required Filings and Consents.

(a)           The execution and delivery of this Agreement by the Borrower and each of the Subsidiaries does not, and the performance of this Agreement by the Borrower and each of the Subsidiaries shall not (i) conflict with or violate the Borrower’s or any Subsidiary’s certificate or incorporation, bylaws or other organizational documents, (ii) conflict with or violate any Law or any rule or regulation of the Over-the-Counter bulletin board, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Borrower’s or any Subsidiary’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Borrower or any Subsidiary pursuant to, any contracts to which the Borrower or any Subsidiary  is a party or by or to which any of the properties or assets of the Borrower or any Subsidiary may be bound, subject or affected, or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any contracts to which the Borrower or any Subsidiary is a party or by or to which any of the properties or assets of the Borrower or any Subsidiary may be bound, subject or affected, including any “change in control” or similar provision thereof, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggers, accelerations, increases or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower and the Subsidiary on a consolidated basis.

(b)           The execution and delivery of this Agreement by the Borrower and the Subsidiaries does not, and the performance of their respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities and blue sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Borrower or any Subsidiary is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Borrower and the Subsidiaries on a consolidated basis, or prevent consummation of the transaction contemplated hereby or otherwise prevent the parties hereto from performing their obligations under this Agreement.

4.5           Reporting Company Status.  The Borrower is subject to the reporting requirements of the Exchange Act and the Borrower has taken no action designed to, or which to its knowledge is likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Borrower received any notification that the SEC is contemplating terminating such registration.  The Common Stock is traded on the Over-the-Counter bulletin board and the Borrower has not received any notice regarding, and to the Borrower’s knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such trading.

4.6           Exchange Act Filings; Financial Statements.  The Borrower has filed all reports, forms or other information required to be filed by it under the Securities Act and the Exchange Act (the foregoing materials being collectively referred to herein as the “SEC Reports”), except as otherwise disclosed in any SEC Reports.  Except as otherwise disclosed in any SEC Reports, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Borrower included in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Borrower and the Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.7           Offering Exemption.  Assuming the truth and accuracy of the representations and warranties contained in Article V, the offer and sale of the Notes as contemplated hereby and the issuance and delivery to the Purchasers of the Notes are exempt from registration under the Securities Act, and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and blue sky Laws, as currently in effect.

4.8           Brokers or Finders.  Except for Pelion Securities, no Person will have, as a result of the transactions contemplated by this Agreement or the Loan Documents, any valid right, interest or claim against or upon the Borrower or any of the Subsidiaries for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Borrower or any of the Subsidiaries.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

As of the Initial Closing Date or any Subsequent Closing Date, as the case may be, each Purchaser severally and not jointly hereby represents and warrants to the Borrower and each Subsidiary that:

5.1           Organization and Qualification.  Such Purchaser, if such person is not an individual, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the purchase the Notes pursuant to this Agreement.

5.2           Authorization.  The execution, delivery and performance by such Purchaser of this Agreement and each Loan Document such Purchaser is a party have been duly authorized and each will constitute the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3           Purchase Entirely for Own Account. The Notes will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  Such Purchaser’s address is listed on Schedule I and II, as applicable, attached hereto. Such Purchaser is aware that the Borrower is issuing the Notes pursuant to an exemption from registration under the Securities Act, and will be qualified (or exempt from registration or qualification) under applicable state securities and blue sky Laws, as currently in effect.  Such Purchaser is also aware that the Borrower is relying upon, among other things, the representations and warranties of such Purchaser contained in this Agreement for purposes of qualifying for such exemption from registration under the Securities Act.

5.4           Disclosure of Information.  Such Purchaser has had an opportunity to receive all information related to the Borrower requested by it and to ask questions of and receive answers from the Borrower regarding its business and the terms and conditions of the offering of the Notes.  Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the representations and warranties of the Borrower and the Subsidiaries contained in this Agreement.

5.5           Investment Experience.  Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.6           Accredited Investor.  Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

5.7           Restricted Securities; Legends.  Such Purchaser understands that the Notes are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser acknowledges that the Notes will bear the following legend or similar legend as applicable:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND SUCH APPLICABLE STATE SECURITIES LAWS.”

5.8           No General Solicitation.  Such Purchaser did not learn of the investment in the Notes as a result of any general solicitation or general advertising.

5.9           Prohibited Transactions.  During the last 30 days prior to the date hereof, neither such Purchaser nor any Affiliate of such Purchaser which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Notes, or (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Common Stock (each, a “Prohibited Transaction”).  Such Purchaser acknowledges that the representations, warranties and covenants contained in this Section 5.9 are being made for the benefit of the Purchasers as well as the Borrower and that each of the other Purchasers shall have an independent right to assert any claims against such Purchaser arising out of any breach or violation of the provisions of this Section 5.9.

5.10           Brokers or Finders. No Person will have, as a result of the transactions contemplated by this Agreement or the Loan Documents, any valid right, interest or claim against or upon the Borrower, any Subsidiary or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

ARTICLE VI
CONDITIONS OF THE PARTIES

6.1           Conditions of Purchasers’ Obligations at any Closing.  The obligations of each Purchaser under Article II of this Agreement are subject to the satisfaction by the Borrower and each Subsidiary on or before such Closing of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Borrower and the Subsidiaries contained in Article IV shall be true and correct on and as of the Initial Closing Date and shall be true and correct in all material respects on and as of any Subsequent Closing Date with the same force and effect as though such representations and warranties had been made on such date.

(b)           Performance.  The Borrower and the Subsidiaries shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

(c)           No Material Adverse Effect; Officer’s Certificate.  No Material Adverse Effect un the Borrower and the Subsidiaries, on a consolidated basis, shall have occurred between the date hereof and such Closing Date and the Chief Executive Officer of the Borrower shall deliver, at each such Closing, a certificate stating that the conditions specified in Sections 6.1(a), (b) and (c) have been fulfilled.

(d)           Consents and Approvals.  All authorizations, approvals, permits, or consents, if any, of any Governmental Authority or any creditor of the Borrower or any Subsidiary or any other Person that are required in connection with the lawful issuance and sale of the Notes at such Closing pursuant to this Agreement shall be duly obtained and effective as of each such Closing and the purchase and payment of the Notes to be purchased by the Purchasers at each such Closing on the terms and conditions as provided herein shall not violate any applicable Law.

(e)           Good Standing.  The Borrower and each Subsidiary shall have delivered a certificate of good standing dated as of a date no earlier than 15 days prior to the Initial Closing Date from its jurisdiction of incorporation or organization.

(f)           Secretary’s Certificate. The Secretary of the Borrower shall have delivered a certificate dated as of such Closing Date certifying the authorizing resolutions of the Borrower and each Subsidiary authorizing the transactions contemplated by this Agreement and the Loan Documents.

(g)           Compliance with Covenants.  On any such Closing Date the Borrower and the Subsidiaries shall be in compliance with the covenant set forth in Article VIII.

6.2           Conditions of Initial Purchasers’ Obligations at the Initial Closing.  In addition to the conditions set forth in Section 6.1, the obligations of each Initial Purchaser under Section 2.2 of this Agreement are subject to the Borrower’s execution and delivery of each Initial Closing Note on the Initial Closing Date.

6.3           Conditions of Additional Purchasers’ Obligations at any Subsequent Closing.  In addition to the conditions set forth in Section 6.1, the obligations of each Additional Purchaser under Section 2.3 of this Agreement are subject to the satisfaction by the Borrower on each Subsequent Closing Date of the following conditions:

(a)           Supplemental Schedule II.  On or before any Subsequent Closing Date, the Borrower shall deliver a supplement to Schedule II reflecting the amount of the Additional Notes that the Borrower will issue to each Additional Purchaser on such Subsequent Closing Date and the aggregate purchase price therefor.

(b)           Additional Notes.  The Borrower shall execute and deliver each Additional Note.

6.4           Conditions of Borrower’s and the Subsidiaries’ Obligations at any Closing.  The obligations of the Borrower and the Subsidiaries to consummate the transactions contemplated by this Agreement are subject to the satisfaction by the Purchasers on or before any such Closing of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of each of the Purchasers contained in Article V shall be true and correct in all material respects on and as of such Closing with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing.

(b)           Performance.  Each Purchaser shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(c)           Consents and Approvals.  All authorizations, approvals, or permits, if any, of any Governmental Authority or any other Person that are required in connection with the lawful issuance and sale of the Notes to such Purchaser pursuant to this Agreement shall be duly obtained and effective as of such Closing and the purchase and payment of the Notes to be purchased by the Purchasers at such Closing on the terms and conditions as provided herein shall not violate any applicable Law.

(d)           Purchase Price.  The Purchasers shall have delivered to the Borrower the purchase price for the Notes being purchased pursuant hereto on such Closing Date.

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES

7.1           Events of Default.  So long as the Notes are outstanding an “Event of Default” with respect to the Notes shall mean the occurrence and existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by any Law applicable to the Borrower or any Subsidiary):

(a)           The Borrower, or any Subsidiary as guarantors, fails to pay when due and payable any portion of the Note Indebtedness at stated maturity, upon acceleration or otherwise.

(b)           The Borrower or any Subsidiary fails or neglects to perform, keep, or observe in any material respect any term, provision, condition, covenant or agreement contained in this Agreement or any Loan Document and such failure or neglect to perform remains in effect for a period of 30 days.

(c)           Any material portion, determined on a consolidated basis, of the Borrower’s or any Subsidiary’s assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer unless such action is stayed and such attachment is dismissed within 30 days.

(d)           The Borrower institutes proceedings to be adjudicated as bankrupt or insolvent, or the consent by the Borrower to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, provincial or state Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the consent by it to the filing of any such petition or to the appointment under any such Law of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or of substantially all of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

(e)           If there is the entry of a decree or order by a court having jurisdiction in the premises adjudging the Borrower as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement or adjustment of or in respect of the Borrower under any applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or appointing under any such Law a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or of substantially all of its property, or ordering pursuant to any such Law the winding-up or liquidation of its affairs, and the continuance of any such decree, petition, appointment or order unstayed and in effect for a period of 45 consecutive days.

(f)           If any act, matter or thing is done to, or any action or proceeding is launched or taken to, terminate the corporate existence of the Borrower, whether by winding-up, surrender of charter or otherwise.

(g)           If the Borrower ceases to carry on its business or makes or proposes to make any sale of its assets in bulk or any sale of its assets out of the usual course of its business.

(h)           If there shall occur or arise any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding pending or threatened litigation or otherwise), capitalization, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise, or prospects of the Borrower which has or is reasonably expected to have a Material Adverse Effect on the Borrower, determined on a consolidated basis, or on its ability to perform its obligations hereunder or under the Loan Documents.

7.2           Exercise of Remedies.  If an Event of Default has occurred and is continuing hereunder:

(a)           Any Purchaser may declare the entire unpaid Note Indebtedness, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrower and each Subsidiary; and

(b)           Any Purchaser may exercise any remedy permitted by this Agreement, or the Loan Documents or at Law or in equity.

7.3           Waiver of Defaults.  No Event of Default shall be waived by the Purchasers except in a writing signed by the holders of a majority of the outstanding Note Indebtedness.  No waiver of any Event of Default shall extend to any other or further Event of Default.

ARTICLE VIII
SURVIVAL AND INDEMNIFICATION

8.1           Survival.  The representations and warranties of the Borrower, the Subsidiaries and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Loan Documents.

8.2           Indemnification.  The Borrower and each Subsidiary, jointly and severally, shall indemnify, defend and hold each Purchaser, its affiliates and their respective officers, directors, partners, employees, agents, attorneys, successors and assigns (each a “Purchaser Indemnified Party”) harmless from and against all Losses incurred, suffered or arising out of, or by reason of, any matter relating, directly or indirectly, to this Agreement or any other Loan Document, unless such Losses are the result of the gross negligence, willful misconduct or fraud of such Purchaser Indemnified Party.  Each Purchaser, severally and not jointly, shall indemnify, defend and hold the Borrower and each Subsidiary, their respective officers, directors, employees, agents, attorneys, successors and assigns (each a “Borrower Indemnified Party”) harmless against all Losses as a result of the breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or any of the Loan Documents, unless such Losses are a result of the gross negligence, willful misconduct or fraud of such Borrower Indemnified Party.

8.3           Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Party of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Party shall promptly notify the Borrower or the applicable Purchaser, as applicable (each an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel; or (b) in the reasonable judgment of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, the Indemnifying Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

ARTICLE IX
GENERAL PROVISIONS

9.1           Guaranty.  In order to induce the Purchaser to purchase the Notes, each Subsidiary hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Note Indebtedness to the holder of any Note.  If any or all of the Note Indebtedness becomes due and payable hereunder, each Subsidiary unconditionally promises to pay such indebtedness to the holder of any Note, or their order, or demand, together with any and all reasonable expenses which may be incurred by such holder or holders in collecting any Note Indebtedness.

9.2           Security.

(a)           Grant of Security.  The Borrower and each Subsidiary hereby grants to the Purchasers, for the ratable benefit of each Purchaser, a security interest in and lien on all of Borrower’s and each Subsidiary’s right, title and interest in and to the Collateral, subject to Permitted Liens.  The Collateral secures the prompt and complete payment and performance when due of all Note Indebtedness.  The security interest granted hereunder will terminate upon repayment in full of all Note Indebtedness.

(b)           Security Interest Absolute.  This Section 9.2 shall be construed as a continuing, absolute and unconditional irrevocable grant of security interest and shall remain in full force and effect until payment in full of all of the Note Indebtedness.  The liability of the Borrower and the Subsidiaries under this Section 9.2 shall be absolute and unconditional irrespective of:

(i)           any lack of validity or enforceability of this Agreement, or any Loan Document or any other agreement or instrument relating to any thereof;

(ii)           to the extent permitted by applicable law, any occurrence or condition whatsoever, including without limitation, (A) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations of the Borrower or any Subsidiary contained in this Agreement or any Loan Document, (B) the assertion or exercise by the Borrower, any Subsidiary t or the Purchasers of any rights or remedies, (C) the extension of the time for payment by the Borrower or any Subsidiary of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any Loan Document or of the time for performance by the Borrower or any Subsidiary of any other obligations under or arising out of any terms or provisions or the extension of the renewal of any thereof, (D) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Borrower or any Subsidiary set forth in any Loan Document, or (E) the release or discharge of the Borrower or any Subsidiary from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law; or

(iii)           to the extent permitted by applicable law, any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other security agreement, for all or any of the Secured Obligations.

(c)           Borrower and Subsidiaries Remain Liable.  Anything herein to the contrary notwithstanding, (i) the Borrower and each Subsidiary shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by any holder of a Note of any of the rights hereunder shall not release the Borrower or any Subsidiary from any of their duties or obligations under the contracts and agreements included in the Collateral, and (iii) no holder of a Note shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall any holder of a Note be obligated to perform any of the obligations or duties of the Borrower or any Subsidiary thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(d)           Notes Equally and Ratably Secured; Enforcement; Subordination.

(i)           The Notes shall be equally and ratably secured pursuant to the terms of this Section 9.2.  The Borrower shall not make any offer to purchase or otherwise pay any Purchaser without making the same offer to each Purchaser.

(ii)           Each Purchaser acknowledges and agrees that such security interest granted hereunder may be enforced only by the action of the holders of a majority of the Note Indebtedness and that no such holder shall have any right individually to seek to enforce any such security interest or to realize upon the security granted hereby, it being understood and agreed that such rights and remedies may be exercised by the holders of a majority of the Note Indebtedness for the benefit of all such holders upon the terms of this Agreement and the other Loan Documents.

(iii)           Each Purchaser acknowledges and agrees that all of the Note Indebtedness is subordinated to the rights of any Senior Lender in connection with the Senior Credit Facility including as set forth in the Senior Credit Agreement.

9.3           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(a)           if to an Initial Purchaser, to such Initial Purchaser’s address set forth on Schedule I hereto; or at such other address or facsimile number as such Initial Purchaser shall have furnished to the Borrower in writing; or

(b)           if to an Additional Purchaser, to such Additional Purchaser’s address set forth on Schedule II hereto, or at such other address or facsimile number as such Additional Purchaser shall have furnished to the Borrower in writing; or

(c)           if to the Borrower or to any Subsidiary to SouthPeak Interactive Corporation, 2900 Polo Parkway, Midlothian, Virginia 23113, Attn:  Terry Phillips, with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, Attn:  Mark Wishner, Esq., or at such other address as the Borrower shall have furnished in writing to the Purchasers.

9.4           Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile and/or PDF, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.5           Entire Agreement; Nonassignability; Parties in Interest.  This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned.  No representations, warranties, inducements, promises or agreements, oral or written, by or among the parties not contained herein shall be of any force of effect.

9.6           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any the Notes). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.7           Severability.  If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8           Other Remedies.  In addition to those remedies specifically set forth herein and in the Loan Documents, if any, the Purchasers, may proceed to protect and enforce the rights of any party under this Agreement and the Loan Documents either by suit in equity and/or by action at Law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or in the Loan Documents.  No right or remedy conferred upon or reserved under this Agreement or the Loan Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement and the Loan Documents or now and hereafter existing under applicable Law.

9.9           Amendments and Waivers.  Any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance), only with the written consent of the holders of a majority of the outstanding Note Indebtedness.

9.10         Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

9.11         Exchanges; Lost, Stolen or Mutilated Notes. Upon surrender by any Purchaser to the Borrower of any Note, the Borrower at its expense shall issue in exchange therefor, and deliver to such Purchaser, a replacement Note. Upon receipt of evidence satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement, satisfactory to the Borrower, or in case of any such mutilation, upon surrender and cancellation of such Note, the Borrower shall issue and deliver to such Purchaser a new Note of like tenor, in lieu of such lost, stolen or mutilated Note.

9.12         Governing Law.  This Agreement and the Loan Documents shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the Laws that might otherwise govern under applicable principles of conflicts of Law.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or Federal court located Chesterfield, County, Virginia in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the Commonwealth of Virginia for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

9.13           Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  References herein to “Dollars” or “$” shall refer to U.S. dollars and all payments and all calculations of amount hereunder shall be made in U.S. dollars.

9.14           Pro Rata.  Each Purchaser agrees that, for the benefit of the other Purchasers, any proceeds received by such Purchaser as a result of the exercise of rights and remedies under this Agreement will be divided, pro rata, among all Purchasers.

9.15           More Favorable Terms.  In the event the Company issues any Notes at any Subsequent Closing upon any more favorable terms, including the inclusion of any further equity incentives, than the terms of any Notes issued at any prior Closing, any such more favorable terms shall apply to all Notes issued at any prior Closing and the Company shall take such further actions that are required to effect the provisions of this section.

9.16           Appointment of Attorney-in-Fact.  Upon execution of this Agreement, each of the Purchasers shall have been deemed to appoint Terry Phillips, as their agent and attorney-in-fact (the “Representative”), with full power and authority (including power of substitution), except as otherwise expressly provided in this Agreement, in the name of and for and on behalf the Purchasers, or in such person’s own name as the  Representative of each of the Purchasers, to execute any subordination and intercreditor agreements with SunTrust or any other Senior Lender; provided any such agreement applies to all Purchasers to the same effect without any distinction.  The authority conferred under this Section 9.16  shall be an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by the Purchasers or any of them, or by operation of law, whether by the death or incapacity of any Purchasers, the termination of any trust or estate or the occurrence of any other event.  If Terry Phillips resigns, dies or is otherwise unable to serve as the Representative, the successor Representative shall be designated in writing by the Purchasers holding a majority of the Note Indebtedness.  If any individual Purchaser should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the  Representative pursuant to this Section 9.16 shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the  Representative shall have received notice of such death, incapacity, termination or other event.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SOUTHPEAK INTERACTIVE CORPORATION

By:

SOUTHPEAK INTERACTIVE L.L.C

By:

SOUTHPEAK INTERACTIVE, LIMITED

By:

VID SUB, LLC

By:

GONE OFF DEEP, LLC

By:

GAMECOCK MEDIA EUROPE LIMITED

By:

IRP GmbH

By:

[EXECUTION BY PURCHASERS APPEARS ON ANNEXED PAGES]

SIGNATURE PAGE FOR PURCHASER UNDER NOTE PURCHASE AGREEMENT DATED APRIL 29, 2010

$
Insert Principal Amount of Note
Being Purchased

Name(s) of Purchaser

Signature(s)

Print Title (If Applicable)

Street Address

City State Zip Code

Tax Identification Number

Telephone Number

SCHEDULE I

(LIST OF INITIAL PURCHASERS)

SCHEDULE II

(LIST OF ADDITIONAL PURCHASERS)

SCHEDULE III

Collateral

The term “Collateral” means all property and assets of the Borrower and the Subsidiaries (collectively, the “Companies”) (including proceeds and products thereof), wherever situated, whether now owned or later acquired, including but not limited to the following:

a.           all accounts of the Companies;

b.           all chattel paper of the Companies, now existing or later arising;

c.           all goods of the Companies, including consumer goods and equipment of  the Companies, located at the Companies’ addresses, or wherever situated, and any proceeds and products thereof;

d.           all inventory of the Companies, now owned or later acquired, and any proceeds thereof, including all inventory repossessed or returned. Also, as used in this Agreement, inventory includes goods held for sale or lease or furnished or to be furnished under contracts of service, or goods being processed for sale in the s business, as now or later conducted, including raw materials, work in process, finished goods, and materials and supplies used or consumed in the Companies’ businesses;

e.           all rights and property of any kind and description at any time in the possession or control of any Purchaser belonging to or for the account of or subject to the order of the Companies;

f.           all general intangibles of the Companies now owned or later acquired and any proceeds thereof;

g.           all intellectual property of the Companies now owned or later acquired and any proceeds of the foregoing;

h.           all of the Companies’ interest in all intellectual property to which the Companies have a license to or later acquires a license to and any proceeds of the foregoing; and

i.           all rights in and to customer contracts of the Companies now existing or later arising and any proceeds thereof